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                                                                    EXHIBIT 10.3

                        SUPPLEMENTAL RETIREMENT AGREEMENT
                              WITH WILLIAM T. BLAIR

         During 1995, William T. Blair agreed to stay on past his intended retirement date for one additional year. Accordingly, the Corporation agreed to provide him with an additional eighteen months of credit for purposes of the unfunded non-qualified supplemental retirement plan. As a result, this projected net benefit under such plan will be increased by $1,885 per month.

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